UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 11, 2011

Hines Global REIT, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-53964	26-3999995
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The information discussed under Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 11, 2011, Hines Global REIT Holdco Sárl, a wholly-owned subsidiary of Hines Global REIT Properties LP (the "Operating Partnership"), which is a subsidiary of Hines Global REIT, Inc. (“Hines Global”), acquired all of the share capital of Sofina Properties Limited ("Sofina"), for the sole purpose of acquiring Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom. The Seller, Shalati Investments Limited, is not affiliated with Hines Global or its affiliates.

Stonecutter Court was constructed in 1995 and consists of 152,829 square feet of rentable area that is 100% leased to three tenants.  Deloitte LLP, an auditing, consulting, financial advisory, risk management and tax services company, leases approximately 140,000 square feet or 92% of Stonecutter Court's net rentable area, under a lease that expires in April 2019. The annual base rent under the lease is currently £6.2 million ($10.0 million assuming a rate of $1.61 per GBP based on the closing date), but is subject to a rent review in November 2015. In the United Kingdom, a landlord has the right in accordance with the lease to review the rent at various intervals throughout the lease. The new rental rate is determined through this rent review process and will be the greater of the amount payable (excluding any rental abatements) immediately prior to the review date or the open market rent as agreed by both parties. The remaining space is leased to two tenants, neither of which individually leases more than 10% of the rentable area of the complex.

The net purchase price for Stonecutter Court was £90.9 million, ($146.3 million assuming a rate of $1.61 per GBP based on the closing date) exclusive of transaction costs, financing fees and working capital reserves. As a condition to closing Hines Global assumed and immediately retired Sofina's existing long-term debt and other liabilities of £89.9 million, ($144.7 million assuming a rate of $1.61 per GBP based on the closing date). Hines Global funded the acquisition using proceeds from its current public offering along with £57.0 million ($91.8 million assuming a rate of $1.61 per GBP based on the closing date) of debt financing (see additional details in Item 2.03 below).

The estimated going-in capitalization rate for Stonecutter Court is approximately 6.76%. The estimated going-in capitalization rate is determined by dividing the projected net operating income (“NOI”) for the first fiscal year by the net purchase price (excluding closing costs and taxes). NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected NOI includes assumptions which may not be indicative of the actual future performance of the property, including the assumption that the current tenants will perform under their lease agreements during the next 12 months.

In connection with the acquisition of Stonecutter Court, Hines Global will pay its advisor, Hines Global REIT Advisors LP, an affiliate of Hines Interests Limited Partnership (“Hines”), $2.9 million in acquisition fees and approximately $918,000 in debt financing fees.

The terms of the acquisition of Stonecutter Court are more fully set forth in the Agreement for the Sale and Purchase of the Entire Issued Share Capital of Sofina Properties Limitied, dated as of March 3, 2011, by and between Shalati Investments Limited and Hines Global REIT Holdco Sárl.  The agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 11, 2011, Sofina entered into a secured facility agreement with Landesbank Baden-Württemberg (“LBBW”) whereby LBBW agrees to make available to Sofina an amount not to exceed the lesser of (i) 65% of the value of Stonecutter Court or (ii) £57.0 million ($91.8 million assuming a rate of $1.61 per GBP based on the closing date). LBBW is not affiliated with Hines Global or its affiliates. Pursuant to the loan documents, the loan is secured by a mortgage and related security interests in Stonecutter Court and is non-recourse with respect to Hines Global. The loan documents also included assignments of rent, leases and permits for the benefit of LBBW. On March 11, 2011, Hines Global's wholly-owned subsidiary drew down £57.0 million ($91.8 million assuming a rate of $1.61 per GBP based on the closing date) under the facility.

The loan matures on March 11, 2016, with the option to extend the maturity date by one year, and has a floating interest rate of LIBOR plus 2.08%.  The 2.08% margin is subject to a 0.10% decrease or increase per annum depending on whether LBBW has taken the loan into coverage in accordance with the German Covered Bond Act. However, the floating portion of the interest rate was effectively fixed at 2.71% through a five-year interest rate swap agreement, which Sofina entered into with LBBW. The loan further provides for quarterly installments for the repayment of principal of £313,500 ($504,735 assuming a rate of $1.61 per GBP).  Principal and interest payments are due quarterly beginning on April 15, 2011 through maturity.   The loan may be repaid in full prior to maturity, subject to a prepayment premium if it is repaid in the first four years, and is prepayable at par thereafter.

LBBW may exercise certain rights under the loan documents, including the right of foreclosure and the right to accelerate payment of the entire balance of the loan (including fees and the prepayment premium) upon events of default.  The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, customary financial covenants regarding the debt service cover ratio, sale of assets, failure to maintain insurance on Stonecutter Court and the failure of certain representations and warranties in the loan documents to be true and correct in all material respects, and customary covenants, including limitations on the incurrence of debt and granting of liens.  If an event of default has not been cured and is continuing, LBBW may declare that the principal and any unpaid interest are immediately due and payable.

The terms of this financing are more fully set forth in the Facility Agreement, dated as of March 11, 2011, by and between Sofina Properties Limited, as borrower and Landesbank Baden-Württemberg, as lender and agent, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On March 17, 2011, Hines issued a press release relating to Hines Global's acquisition of Stonecutter Court. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.

(a) and (b) Financial Statements of Business Acquired and Pro Forma Financial Information.

To be filed by amendment. The registrant hereby undertakes to file the financial statements required to be filed in response to this item on an amendment to this Current Report on Form 8-K no later than May 27, 2011.

(d) Exhibits:

10.1 Agreement for the Sale and Purchase of the Entire Issued Share Capital of Sofina Properties Limited, dated as of March 3, 2011, by and between Shalati Investments Limited and Hines Global REIT Holdco Sárl

10.2 Facility Agreement, dated as of March 11, 2011, by and between Sofina Properties Limited, as borrower, and Landesbank Baden-Württemberg, as lender and agent

10.3 Deed of Debenture, dated as of March 11, 2011, by and between Sofina Properties Limited, as chargor, and Landesbank Baden-Württemberg, as security agent

99.1 Press Release of Hines, dated March 17, 2011

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the estimated going-in capitalization rate for the property described herein, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are based on current expectations and assumptions with respect to, among other things, tenant performace, future economic, competitive and market conditions and future business decisions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include the risks associated with the ability of the current tenants to perform under their lease agreements, the ability of the counter-party to the interest rate swap to perform and other risks described in the “Risk Factors” section of Hines Global’s Registration Statement on Form S-11, its Annual Report on Form 10-K for the year ended December 31, 2009 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Global REIT, Inc.

March 17, 2011	By:	/s/ Sherri W. Schugart
Name: Sherri W. Schugart
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1
Agreement for the Sale and Purchase of the Entire Issued Share Capital of Sofina Properties Limited, dated as of March 3, 2011, by and between Shalati Investments Limited and Hines Global REIT Holdco Sárl

10.2	Facility Agreement, dated as of March 11, 2011, by and among Sofina Properties Limited, as borrower, and Landesbank Baden-Württemberg, as lender and agent
10.3	Deed of Debenture, dated as of March 11, 2011, by and between Sofina Properties Limited, as chargor, and Landesbank Baden-Württemberg, as security agent
99.1	Press Release of Hines, dated March 17, 2011